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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of a) our report dated October 6, 1994 with respect to the consolidated financial statements and schedule of United Stationers Inc. for the year ended August 31, 1994 and b) our report dated January 23, 1995 with respect to the consolidated financial statements and schedule of Associated Holdings, Inc. for the year ended December 31, 1994, and to the reference to our Firm under the caption "Experts" in this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois
September 2, 1997